EXHIBIT 5.1

June 7, 2007

The BlackHawk Fund
1802 North Carson Street
Suite 212-3018
Carson City, Nevada 89701

Re: Registration Statement on Form S-8 of The BlackHawk Fund 2007 Stock Incentive Plan

Ladies and Gentlemen:

       We have acted as counsel to The BlackHawk Fund., a Nevada corporation (the "Company"), in connection with the Registration Statement on Form S-8 (the "Registration Statement") to be filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the "Securities Act"), relating to 250,000,000 shares of the Company's Common Stock, $.001 par value per share (the "Common Stock"), which may be issued pursuant to the 2007 Stock Incentive Plan (the "Plan"). This opinion is rendered pursuant to Item 8 of Form S-8 and Item 601(b)(5) of Regulation S-K under the Securities Act. The 250,000,000 shares of Common Stock issuable pursuant to the Plan are referred to herein as the "Shares."

We have examined the Company’s Certificate of Incorporation, as amended, filed with the Secretary of State of the State of Nevada, its Bylaws, the proceedings of its Board of Directors in connection with the adoption of the Plan and the filing of the Registration Statement, and its other records and documents, and such other documents as we deemed appropriate for the basis of the opinion expressed herein.

In our examination, we assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified, or photostatic copies and the authenticity of the originals of such copies. In our examination of executed documents or documents to be executed, we assumed that the parties thereto (other than the Company) had or will have the power, corporate or other, to enter into and perform all obligations thereunder and also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the legality, validity and binding effect thereof on such parties. We also assumed that the Company has complied with all aspects of applicable laws of jurisdictions other than the United States of America and the all relevant provisions of the Nevada Revised Statutes in connection with the transactions contemplated herein. As to any facts material to the opinion expressed herein that we did not independently establish or verify, we relied, with your permission, upon statements and representations of officers and other representatives of the Company and of public officials.

We also assumed that the registrar and transfer agent for the Common Stock will duly record in the Company’s share record books the issuance of the Shares pursuant to the Plan and countersign the stock certificates evidencing the Shares.

813-224-0900 P
813-224-0922 F
101 South Franklin Street
Suite 202
Tampa, Florida  33602

www.blackswanlegal.com

The BlackHawk Fund
June 7, 2007
Page Two

Based on the foregoing, it is our opinion that the Shares covered by the Registration Statement and issuable pursuant to the Plan, when issued in accordance with the terms and conditions of the Plan, will be duly and validly issued, fully paid and non-assessable.

We assumed, with your permission, that the relevant provisions of the Nevada Revised Statutes with respect to the subject matter of this opinion are substantially the same as those of the Florida Business Corporation Act. We are licensed to practice law in the State of Florida and express no opinion as to any laws other than those of the State of Florida and the federal securities laws of the United States of America.

This opinion letter is provided to you exclusively for your benefit and for the benefit of the SEC, in each case, exclusively with respect to the Registration Statement; it may be relied upon exclusively by you and the Commission in connection with the Registration Statement, and may not be relied upon by any other person or for any other purpose without our prior written consent. We hereby consent to the inclusion of this opinion as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules or regulations of the Commission promulgated thereunder.

  Black Swan Legal Counsel, PLLC

/s/ Russell T. Alba

By: Russell T. Alba